Exhibit 99.2

This Statement on Form 3 is filed by: (i) Athene Annuity and Life Company; (ii) Athene Annuity & Life Assurance Company; (iii) Apollo Insurance Solutions Group LP; (iv) AISG GP Ltd.; (v) Apollo Life Asset, L.P.; (vi) Apollo Life Asset GP, LLC; (vii) Apollo Capital Management, L.P.; (viii) Apollo Capital Management GP, LLC; (ix) Apollo Management Holdings, L.P.; (x) Apollo Management Holdings GP, LLC.

Name of Designated Filer: Apollo Management Holdings GP, LLC

Date of Event Requiring Statement: March 7, 2022

Issuer Name and Ticker or Trading Symbol: Carlyle Tactical Private Credit Fund [TAKAX]

ATHENE ANNUITY AND LIFE COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser

	By:	AISG GP Ltd., its general partner

		By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser

	By:	AISG GP Ltd., its general partner

		By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

APOLLO INSURANCE SOLUTIONS GROUP LP

By:	AISG GP Ltd., its general partner

	By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

AISG GP LTD.

By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

APOLLO LIFE ASSET, L.P.

By:	Apollo Life Asset GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO LIFE ASSET GP, LLC

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO CAPITAL MANAGEMENT, L.P.

By:	Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO CAPITAL MANAGEMENT GP, LLC

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Joseph D. Glatt Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

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